UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 29, 2010

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BookMerge Technologies, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada

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(State or Other Jurisdiction of Incorporation)

333-152837	36-4627722
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(Commission File Number)	(IRS Employer Identification No.)

1560 N. Maple Street, Corona CA 92880

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(Address of Principal Executive Offices)      (Zip Code)

951-734-5344

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        .   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

The Board of Directors approved on October 7, 2010 the Purchase Agreement between BookMerge Technologies and Extreme Green Technologies Inc., whereas, BookMerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of BookMerge Technologies Inc., rule 144 restricted common stock. BookMerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control BookMerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under BookMerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), BookMerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. BookMerge will issue 15,655,500 shares of BookMerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of BookMerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of BookMerge Technologies Inc.

Statement on operations to run and merged into BookMerge are all the operations involved in Extreme Green Technologies, Inc. to develop, market and commercialize bulk bio-diesel fuel, home bio-diesel processors and increase capacity of the related waste vegetable oil and brown grease inceptor/grease trap cleaning and collection areas of  EGT. EGT’s mission is to create awareness and provide a cost-effective, high-quality alternative diesel fuel, create “green” jobs, reduce the environmental impact of fossil fuels and diminish US reliance on foreign oil.

The Audited Financial Statements and Interim Financial Statements of Extreme Green Technologies will be released at a later date, the company is preparing the statements to agree with the BookMerge June 30 year end and expects to submit the second quarter statements of BookMerge Technologies Inc. with the comparative financial data of Extreme Green Technologies.

ITEM 5.02. ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS. APPOINTMENT OF DIRECTORS & OFFICERS

On November 29, 2010, Mr. Wayne A Doss, President and CEO/Director resigned as an Officer and Director of BookMerge Technologies Inc. to focus on other business interest.

On November 29, 2010, Ms. Nicole Anderson, Director resigned from BookMerge Technologies Inc. to pursue other business interest.

On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director of BookMerge Technologies Inc. to the position of President and CEO and will hold the position of Chief Financial Officer. Mr. Carter, age 47, in charge of finances, human resources, state and federal compliance permits and licenses and all other financial and legal aspects of Extreme Green Technologies Inc. (EGT). Mr. Carter owned his own law firm and real estate sales/consulting group for several years and sold the practice to co-found EGT. Prior to owning his own firm, Rick was a partner with a large Orange County law firm specializing in defending businesses, insurance companies and high net worth individuals in multi-million dollar businesses, contractual and tort litigated cases. Rick was in charge of the construction defect department for the five California offices of the firm and supervised the associate attorneys and staff. Rick worked his way through the ranks from administrative assistant to handling payroll, payables, billing and financial statements before becoming a law clerk, then associate attorney and eventually partner during his 17 year tenure with the law firm. Rick is a licensed Attorney at Law and Real Estate Broker with Juris Doctor and Bachelors in the Science of Law degrees along with completion of UCI Graduates classes for light construction and development financing, in addition to ongoing biodiesel, legal, real estate continuing education. Mr. Carter’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, to the position of Corporate Secretary and Treasurer. Joe has extensive experience in business and multi-million dollar real estate transactions. Most recently, Joe has been ranked in the top ½ percent of all Prudential California Realty agents nationwide, specializing multi-million dollar residences for over 17 years. Joe employs and supervised up to 15 agents with his wife. Joe previously owned retail liquor stores for several years while also working as a police officer and hostage negotiator for the City of Los Angeles for 15 years.  As part of his focus on ecological commercial development that enhance his real estate practice, Mr. Spadafore became disenchanted with the American dependence on foreign oil, the funding of American problems overseas and the effect on our economy.  In 2007, he decided to turn his attention to eliminating these problems and co-founded EGT. Mr. Spadafore, age 53, is in charge of marketing, sales and over-all general operations of EGT. Joe has successfully negotiated contracts with numerous restaurants and food manufacturers for the collection of waste vegetable oil and brown grease interceptor/grease trap services. The brown grease interceptor/trap business provides EGT with additional cash flow and additional waste oil accounts. Joe has also negotiated a deal with an existing algae oil production company that has successfully tested algae oil for use in biodiesel. Mr. Spadafore’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, 54, and Richard Carter, 47, Directors of BookMerge Technologies Inc., to serve in the position vacated by Mr. Wayne A Doss. This appointment was also ratified by the majority shareholders of the company.  Mr. Spadafore is a graduate of Cypress College, California Diesel School as a diesel engine technician, City of Los Angeles Police Department basic and advanced post Certificates with duties during a 15 year tenure including Hostage Negotiation, among others.  Mr. Spadafore has extensive business experience and his specific knowledge of the Bio Diesel/Fuel market along with his accomplishments will enhance the company operational business and his vision of the future for the company will be an asset to the Board of Directors. Mr. Carter is a graduate of Western State University, College of Law with a Juris Doctor and Bachelor at Science of Law degrees with certifications in light real estate development and financing from the University of California, Irvine. Mr. Carter holds an Attorney at Law license from the State Bar of California and a Real Estate Broker license from the California Department of Real Estate and enjoys the same vision as Mr. Spadafore.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The Company was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities  Exchange  Act of 1934,  as amended. It is the determination of management that at the closing of the Purchase Agreement, Extreme Green became a subsidiary of the Company and the Company acquired the business and operations of Extreme Green and the Company ceased to be a “shell company”.

RISK FACTORS

The market price of biodiesel is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of biodiesel is volatile and subject to large fluctuations. The market price of biodiesel is dependent upon many factors, including the supply of biodiesel and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. Fluctuations in the market price of biodiesel may cause our profitability or losses to fluctuate significantly.

Disruptions in biodiesel production infrastructure may adversely affect our business, results of operations and financial condition.

Our business depends on the continuing availability of rail, road, port, storage and distribution infrastructure. In particular, due to limited storage capacity at the Extreme Green and other considerations related to production efficiencies, the Extreme Green depend on just-in-time delivery of corn. The production of biodiesel also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that the Extreme Green will need or may not be able to supply those resources on acceptable terms. Any disruptions in the biodiesel production infrastructure, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of corn or other raw materials and energy and may require the Extreme Green to halt production which could have a material adverse effect on our business, results of operations and financial condition.

We and the Extreme Green  may engage in hedging transactions and other risk mitigation strategies that could harm our results of operations.

In an attempt to partially offset the effects of volatility of biodiesel prices and vegetable oil and natural gas costs, the Extreme Green may enter into contracts to fix the price of a portion of their biodiesel production or purchase a portion of their vegetable oil or natural gas requirements on a forward basis. In addition, we may engage in other hedging transactions involving exchange-traded futures contracts for vegetable oil, natural gas and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to sell sufficient products to use all of the vegetable oil and natural gas for which forward commitments have been made.  We may also engage in hedging transactions involving interest rate swaps related to our debt financing activities, the financial statement impact of which is dependent upon, among other things, fluctuations in prevailing interest rates. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by us.  As a result, our results of operations and financial position may be adversely affected by fluctuations in the price of vegetable oil, natural gas, biodiesel, unleaded gasoline and prevailing interest rates.

Operational difficulties at the Extreme Green could negatively impact sales volumes and could cause us to incur substantial losses.

Operations at the Extreme Green are subject to labor disruptions, unscheduled downtimes and other operational hazards inherent in the biodiesel production industry, including equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Insurance obtained by the Extreme Green may not be adequate to fully cover the potential operational hazards described above or the Extreme Green may not be able to renew this insurance on commercially reasonable terms or at all.

Moreover, the production facilities at the Extreme Green may not operate as planned or expected. All of these facilities are designed to operate at or above a specified production capacity. The operation of these facilities is and will be, however, subject to various uncertainties. As a result, these facilities may not produce biodiesel and its co-products at expected levels. In the event any of these facilities do not run at their expected capacity levels, our business, results of operations and financial condition may be materially and adversely affected.

The biodiesel production and marketing industry is extremely competitive. Many of the significant competitors of the Extreme Green have greater production and financial resources than Extreme does and one or more of these competitors could use their greater resources to gain market share at the expense of Extreme.

The biodiesel production and marketing industry is extremely competitive. Many of Extreme’s and our significant competitors in the biodiesel production and marketing industry, including Cargill, ADM, Valero, Imperial Western Products and Green Plains Renewable Energy, among others emerging and/or re-emerging into the market have substantially greater production and/or financial resources than we do. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than Extreme or we could. Successful competition will require a continued high level of investment in marketing and customer service and support. Extreme’s and our limited resources relative to many significant competitors may cause Extreme to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce Extreme’s and our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we and Extreme may not be able to make the modifications and improvements necessary to compete successfully.

We and Extreme also face increasing competition from international suppliers. Currently, international suppliers produce biodiesel primarily from sugar cane and have cost structures that are generally substantially lower than the cost structures of the Extreme Green. Any increase in domestic or foreign competition could cause the Extreme Green to reduce their prices and take other steps to compete effectively, which could adversely affect their and our results of operations and financial condition.

In addition, some of Extreme’s and our suppliers are potential competitors and, especially if the price of biodiesel reaches historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability may decline.

The high concentration of our sales within the biodiesel marketing and production industry could result in a significant reduction in sales and negatively affect our profitability if demand for biodiesel declines.

We expect to be completely focused on the marketing and production of biodiesel and its co-products for the foreseeable future. We may be unable to shift our business focus away from the marketing and production of biodiesel to other renewable fuels or competing products. Accordingly, an industry shift away from biodiesel or the emergence of new competing products may reduce the demand for biodiesel. A downturn in the demand for biodiesel would likely materially and adversely affect our sales and profitability.

The volatility in the financial and commodities markets and sustained weakening of the economy could further significantly impact our business and financial condition and may limit our ability to raise additional capital.

As widely reported, financial markets in the United States and the rest of the world have experienced extreme disruption, including, among other things, extreme volatility in securities and commodities prices, as well as severely diminished liquidity and credit availability. As a result, we believe that our ability to access capital markets and raise funds required for our operations is severely restricted at a time when we need to do so, which continues to have a material adverse effect on our ability to meet our current and future funding requirements and on our ability to react to changing economic and business conditions. Significant declines in the price of crude oil have resulted in reduced demand for our products. We are not able to predict the duration or severity of any current or future disruption in financial markets, fluctuations in the price of crude oil or other adverse economic conditions in the United States. However, if economic conditions worsen, it is likely that these factors would have a further adverse effect on our results of operations and future prospects and may limit our ability to raise additional capital.

In addition to the biodiesel produced by the Extreme Green, we also depend on a small number of third-party suppliers for a significant portion of the total amount of biodiesel that we sell. If any of these suppliers does not continue to supply us with biodiesel in adequate amounts, we may be unable to satisfy the demands of our customers and our sales, profitability and relationships with our customers will be adversely affected.

In addition to the biodiesel produced by the Extreme Green, we also depend on a small number of third-party suppliers for a significant portion of the biodiesel that we sell. We expect to continue to depend for the foreseeable future upon a small number of third-party suppliers for a significant portion of the total amount of the biodiesel that we sell. Our third-party suppliers are primarily located in the local Southern California market and Midwestern United States. The delivery of biodiesel from these suppliers is therefore subject to delays resulting from inclement weather and other conditions. If any of these suppliers is unable or declines for any reason to continue to supply us with biodiesel in adequate amounts, we may be unable to replace that supplier and source other supplies of biodiesel in a timely manner, or at all, to satisfy the demands of our customers. If this occurs, our sales, profitability and our relationships with our customers will be adversely affected.

We and Extreme may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We and Extreme are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees and the employees of the Extreme Green. In addition, some of these laws and regulations require the Extreme Green to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. In addition, we have made, and expect to make, significant capital expenditures on an ongoing basis to comply with increasingly stringent environmental laws, regulations and permits.

We and Extreme may be liable for the investigation and cleanup of environmental contamination at each of the properties that Extreme owns or that we operate and at off-site locations where we arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require us to expend significant amounts for investigation, cleanup or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at the Extreme Green. Present and future environmental laws and regulations (and interpretations thereof) applicable to Extreme’s and our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition.

The hazards and risks associated with producing and transporting our products (including fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our results of operations and financial condition.

If we are unable to attract and retain key personnel, our ability to operate effectively may be impaired.

Our ability to operate our business and implement strategies depends, in part, on the efforts of our executive officers and other key employees. Our future success will depend on, among other factors, our ability to attract and retain our current key personnel and qualified future key personnel, particularly executive management.  Failure to attract or retain qualified key personnel could have a material adverse effect on our business and results of operations.

We depend on a small number of customers for the majority of our sales. A reduction in business from any of these customers could cause a significant decline in our overall sales and profitability.

The majority of our sales are generated from a small number of customers. During each of 2009 and 2008, sales to our two largest customers, each of whom accounted for 10% or more of total net sales, represented an aggregate of approximately 32% of our total net sales for those years. We expect that we will continue to depend for the foreseeable future upon a small number of customers for a significant portion of our sales. Our agreements with these customers generally do not require them to purchase any specified amount of biodiesel or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, our sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, we may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

Our lack of long-term biodiesel orders and commitments by our customers could lead to a rapid decline in our sales and profitability.

We cannot rely on long-term biodiesel orders or commitments by our customers for protection from the negative financial effects of a decline in the demand for biodiesel or a decline in the demand for our marketing services. The limited certainty of biodiesel orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because we depend on a small number of customers for a significant portion of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated. As a result of our lack of long-term biodiesel orders and commitments, we may experience a rapid decline in our sales and profitability.

BUSINESS

General Development of Business

BookMerge Technologies Inc. was a development stage company that was incorporated on February 28, 2008, in the state of Nevada. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. The fiscal year end is June 30. Since becoming incorporated through October 10, 2010, BookMerge Technologies Inc. had not made any significant purchase or sale of assets, nor been involved in any mergers, acquisitions or consolidations and the Company, owned no subsidiaries or had revenues from operations since its inception and/or any interim period through October 10, 2010.

On October 11, 2010 BookMerge Technologies Inc. signed an agreement to acquire 51% controlling interest in Extreme Green Technologies, Inc. dba Extreme Biodiesel (EGT) from Green Protection Services, Inc. The Board of Directors approved on October 7, 2010 the Purchase Agreement between BookMerge Technologies and Extreme Green Technologies Inc., whereas, BookMerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of BookMerge Technologies Inc., rule 144 restricted common stock. BookMerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control BookMerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under BookMerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010 agreement. As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), BookMerge Technologies Inc. is acquiring the remaining 49 percent of Extreme Green Technologies Inc. BookMerge will issue 15,655,500 shares of BookMerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of BookMerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of BookMerge Technologies Inc.

On November 29, 2010, Mr. Wayne A Doss, President and CEO/Director and  Nicole Anderson, Director resigned as an Officer and Directors of BookMerge Technologies Inc. to focus on other business interests. On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director to the position of President and CEO and will hold the position of Chief Financial Officer, and Joseph Spadafore as Director and Secretary and Director of BookMerge Technologies Inc. Mr. Carter and Mr. Spadafore and Officers and Directors of Extreme Green Technologies, Inc. dba Extreme Biodiesel since its inception and will handle Director and Officer responsibilities for both companies.

Narrative Description of the Business

Extreme Green Technologies, Inc. operation is to develop, market and commercialize bulk bio-diesel fuel, home bio-diesel processors and increase capacity of the related waste vegetable oil and brown grease inceptor/grease trap cleaning and collection areas of EGT. EGT's mission is to create awareness and provide a cost-effective, high-quality alternative diesel fuel, create "green" jobs, reduce the environmental impact of fossil fuels and diminish US reliance on foreign oil.

With the closing of the acquisition BookMerge plans to secure sufficient capital to fund the operation of Extreme Biodiesel. Extreme Green Technologies, Inc. dba Extreme Biodiesel (EGT) was formed on October 19, 2007 as a Nevada corporation qualified to do business in California. EGT was formed to develop market and commercialize bulk bio-diesel fuel, personal biodiesel processors and related products.

EGT’s mission is to satisfy the biodiesel demand and eliminate US reliance on foreign oil, reduce the environmental impact of fossil fuels, avoid petroleum price volatility, create “green” jobs, reduce transportation costs for goods, and help create a self-sustaining fuel system in the USA.

EGT currently has an existing fully licensed and permitted bio-diesel production facility in Corona, CA capable of producing up to 4,000 gallons and is plant is expandable to 20,000 gallons per day of bio-diesel fuel from virgin and waste vegetable oil. EGT has completed IRS Fuel Tax registration requirements for fuel tax credits and rebates, obtained the difficult State of California Developmental Fuel Variance License, State of California Board of Equalization excise tax registration, State of California Department of Food and Agriculture Rendering and Transportation licenses along with city permitting and licensing for the large refinery and home processor sales. Final EPA RFS II registration for ASTM Certification is pending. The company currently employs five employees and two independent contractors.

Products/Profit Centers

Here are the products and profit centers for EGT:

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Biodiesel fuel – Capable of producing 700,000 - 7,000,000 gallons of biodiesel per year at diesel #2 market price for virtually any diesel engine without modification.

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Home Processors – Four models of the “Extreme Extractor” that makes 40 - 600 gallons of biodiesel fuel per day at a cost of $1.00 per gallon. It currently markets five different “Extreme Extractor” personal bio-diesel processors through its website ( www.ExtremeBiodiesel.com ), Diesel World Magazine , trade shows   and periodic television shows (such “Extreme 4x4”).The new “Extreme Green Machine” travel version to be introduced Summer 2011. Over 300 units have been sold.

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Glycerin – The only waste product from production of biodiesel sold for approximately 35 cents/gallon without treatment. Higher prices for treated glycerin.

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Grease Trap/Waste Vegetable Oil Collection – EGT has recently aquired vehicles for the ongoing cash flow of restaurant Grease Trap collection which also allows for the lower cost of collection of Waste Vegetable Oil to reduce the cost of purchase of raw materials and dependence on market pricing.

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IRS Credit/Rebate – IRS Registration completed and pending EPA certification for the $1.00 tax credit/rebate (which may include a 24.4 cent tax credit [eliminating tax liability] and 75.6 cent rebate [cash back]) for every gallon of biodiesel produced. The tax credit/rebate that expired in 2009 was re-instated to retroactively apply to 2010 and extended to year end 2011.

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EPA RIN – EPA Renewable Identification Number (RIN) provides a saleable 1.5 RIN “credit” for every gallon of biodiesel produced. A RIN is worth 43 cents (12/17/10). so each gallon of biodiesel is worth another 30 cents. EGT is currently completing the EPA Renewable Fuel Standard II requirements for RINS.

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Accessories – Numerous products to support home processor customers and provide additional sales. Raw vegetable oil barrel exchange program forthcoming.

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BTU Boost – Adds 10% more power and 2-3 MPG on average to biodiesel. Testing in progress and introduction expected Summer 2012.

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Cold Weather Enhancer – Prevents clouding in cold-weather climates to -36 degrees. Testing in progress and introduction expected Summer 2012.

Bulk Biodiesel

The principal product produced and/or blended by EGT is biodiesel fuel. Biodiesel is diesel fuel made from plant and vegetable oils that can be used in most any diesel engine without modification, such

Biodiesel is the name of a clean burning alternative fuel, produced from domestic, renewable resources such as plant and vegetable oil. Biodiesel contains no petroleum, but it can be blended at any level with petroleum diesel to create a biodiesel blend. It can be used in most any compression-ignition (diesel) engine as trucks, passenger vehicles, trains, boats, bull dozers, graders and other on and off-road equipment with no modifications. Biodiesel is simple to use, biodegradable, nontoxic, and essentially free of sulfur and aromatics.

Our vision is to have at least 12 Refineries dotted throughout the California Transportation Corridor pumping out 240,000 gallons of biodiesel fuel a day. This huge volume will work in conjunction with local petroleum diesel refineries and distributors such as Exxon, BP (Arco), Chevron and independent fuel producers like Dewitt, Valero, SpeedyMart and Alliance to blend with petroleum diesel in the existing infrastructure for all diesel fueling stations for trucking companies, municipal vehicles, trains, boats, graders, agricultural equipment, generators and every type of diesel motor in existence.

We can see plants in Long Beach, San Pedro, Torrance, Huntington Beach and San Diego to service the local refineries and fuel distributors for the harbors, military, port authority, independent and fleet truckers, and trains, transporting the tens of millions of goods that enter the US and are distributed to each city and town throughout the western United States each year. We also see plants in the City of Commerce, Corona, Fontana, Victorville, servicing the major transportation fleets like Federal Express, UPS, US Express and large companies like Monster and Veg Fresh that transport additional goods through the Los Angeles, Long Beach and Ontario airports. In addition, all of these local distributors service all the groceries stores, malls, chain restaurants, convenience stores and a myriad of local businesses.

We also see all of the local municipalities running on at least 20% biodiesel for all municipal vehicles, similar to what the City of San Francisco has already implemented. We see additional plants in the cities of Stanton, Los Angeles and Riverside and counties such as Shasta County to comply with mandatory emission reduction requirements imposed by the State. We also eventually see the State of California starting with a minimum requirement of 2% - 5% biodiesel in all diesel fuel in all refueling stations, like 20 other states have already implemented.

The most recent developments affecting the business is the re-institution of the IRS $1.00 per gallon Biodiesel blend tax credit/rebate that expired on December 31, 2009. The tax credit/rebate is retroactively applied to the fiscal year 2010 and continued through the end of 2011 as part of the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, enacted December 17, 2010.

Home Processors

EGT has already sold over 300 biodiesel home processor units that make between 40 – 300 gallons a day throughout the US, Canada and South Africa. The processors may be viewed at www.ExtremeBiodiesel.com.

We envision each of our home processors being sold through agricultural equipment dealers like John Deere, Caterpillar and Freightliner to all of the farming companies throughout the US, with the diesel equipment they sell, repair and maintain. We also see continued television shows and print media getting the word out to all the small mechanically minded truckers, concrete pumpers, grading contractors and small business users of diesel equipment. We see all of these companies using our processors to produce their own environmentally friendly fuel that also reduces maintenance costs produced by the Low Sulfur Diesel Fuel currently required by the EPA and state governments.

We also foresee our processors being marketed and donated to third world countries through religious institutions and charitable organizations, such as the unit we sent to South Africa. Where small villages that have plentiful access to weed (Jatropha) and other oil, can harvest their oil, make biodiesel with our smaller processors and fuel a generator, which brings them electricity for light, well pumps, irrigation and run machinery to better their lives and start bringing them into the 21st century.

The Market

Biodiesel fuel is an important commodity in the world marketplace because:

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Petroleum fuel price volatility

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Biodiesel substantially reduces global warming

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Americans abhor reliance on foreign oil

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3rd world countries becoming modernized

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Fossil fuels are already in short supply

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Most goods are transported by diesel vehicles

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Biodiesel works in the current diesel infrastructure

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Biodiesel is on the forefront of technology

•

The biodiesel industry has grown almost 1000% in 8 years *

* Source: National Biodiesel Board (www.biodiesel.org)

The market for biodiesel fuel and fuel related products has increased in the past seven years in part due to the dramatic rise in crude oil and diesel pump prices, US foreign oil dependence, need to create jobs in the US and the environmental impact of fossil fuels. While petroleum diesel prices are anticipated to continue its long term trend of dramatic increases with the industrialization of China, India and emerging South American countries, the demand for alternative fuel is also expected to grow exponentially. An example of the growth potential is illustrated by the past demand and production of biodiesel, as estimated by the National Biodiesel Board (biodiesel.org):

2001	2002	2003	2004	2005	2006	2007	2008
5,000,000 Gallons	15,000,000 Gallons	20,000,000 Gallons	25,000,000 Gallons	75,000,000 Gallons	250,000,000 Gallons	450,000,000 Gallons	750,000,000 Gallons

This historical growth is before the implementation of state laws for mandatory use of biodiesel. At least 12 states currently mandate a minimum of 2% biodiesel blended into the existing petroleum diesel infrastructure. Thirty-seven (37) other states have pending legislation that require biodiesel mixed in petroleum at 2 -5%, with increased percentages being required over time. Additional mandates for the production and use of biodiesel will grow over time. For instance, in California, in 2006 Governor Schwarzenegger issued an executive order establishing a target for California to produce and use a minimum of 20% alternative fuels by 2010, 40 percent by 2020 and 75% by 2050. The California Air Resources Board is currently finalizing standards for the state.

Currently, the City of San Francisco requires municipal vehicles to use at least 20% biodiesel and higher percentage blends as biodiesel becomes more available. The trend is expected to continue with larger metropolitan markets and filter to the outlying areas. The US Dept. of Energy publishes a good overview of the biodiesel laws and incentives for each state at www.afdc.energy.gov/afdc/fuels/biodiesel_laws.html.

Local Market

Specific to the EGT’s market, California has limited resources for mass transit and movement of goods for the 5th largest economy in the world with a population exceeding 36,553,000 (Wikipedia 2007 est.) and is estimated to be 50,000,000 by 2025.  Southern California is also the hub of the western United States shipment of goods by ship, train and truck. The majority of these vehicles are diesel powered.  With ports in San Diego, Long Beach, San Pedro and Los Angeles shipping products eastward on a 24-hour basis (7,000,000 annual deliveries from Long Beach alone), the demand for biodiesel is expected to grow dramatically.

Recently, the City of Los Angeles implemented the pending state-wide program requiring commercial diesel trucks to reduce their particulate emissions by 30%. The original plan was to require “particulate traps” be placed on the vehicles at an initial cost of $15,000 and bi-monthly maintenance of $1,500. EGT has completed testing with the Los Angeles County testing facility for the diesel truck particulate traps, where it was found that biodiesel reduces particulate emissions 56% (100% biodiesel) and 47% with a 50/50 blend with petroleum diesel. The City is currently considering a variance to the municipal code to allow those trucks that use certified fuel from certain biodiesel producers (e.g. EGT), the trucking companies may not be required to buy and maintain the particulate traps, or at minimum, reduce maintenance fees and down time to a minimum. EGT is in discussions with the head of 75 trucking companies in Los Angeles for the use of biodiesel in lieu of the particulate traps.

EGT is currently in discussions with petroleum diesel whole-sellers that blend biodiesel for retail, trucking companies, contractors (off road use). EGT will also expand the current EGT Co-op by soliciting multiple major customers through unions and trades associations in the California Transportation Corridor. EGT is also creating a relationship with a company and scheduling delivery or 3500 or 7000 gallons of biodiesel fuel on an ongoing basis to a Napa Valley affiliate to satisfy the biodiesel demand for the vineyards. EGT also recently initiated negotiations with a local FedEx distribution plant to begin trials with a few vehicles, which is expected to lead to other centers that use in excess of 1,000,000 gallons of diesel fuel per month. EGT is also in discussions with Disneyland in Anaheim, California to “toll process” Disney’s waste vegetable oil into biodiesel to be reused by the amusement park for a processing fee.

There are only two known competitors to EGT in the Southern California market. One is located approximately 200 miles away and is primarily involved in its 35 year-old cattle feed business that currently produces less than 1,000,000 gallons per year. The other is located 70 miles away and is a smaller producer from its own limited waste vegetable oil collections, but details are not readily available. Given the current demand for biodiesel and state emission standards being implemented, neither competitor is expected to be significant competitor and anticipated demand from government mandates is expected to be unfulfilled for the blended diesel fuel market, even at a minimum blend percentage.

Marketing and Sales Strategy

EGT has already retained a public relations firm to spread the word to the community regarding EGT’s progress.  EGT has been featured nationwide on the television show “Extreme 4X4” on the Spike TV network. Articles have been written about our company and products in Off-Road Adventures magazine, Diesel World magazine, The Orange County Register, Sand Addition, Coast Magazine, SEMA 2008 Green Zone and The Press Enterprise (release 2/15/09). EGT was also recently (1/09, 4/09) broadcast on the Inland Empire Business News radio show on 590AM. Additional press releases were published December 2008, January 12 & 28, 2009 and picked up by Yahoo! Finance, Trading Markets, The Earth Ties, and Market Watch. EGT will continue its television, radio, newspaper and magazine marketing efforts along with the following.

EGT currently has over 400 co-operative members that can purchase the fuel including towing companies, independent truckers, concrete pumpers and individuals. Upon completion of final analysis of the excellent testing results for particulate reduction and anticipated approval of the Los Angeles Air Quality Commission for a variance to the municipal code “particulate trap” requirements, EGT will begin marketing presentations, flyers and  internet advertising to all fleets, including:

•

Trucking trade organizations

•

Directly with Municipalities and Ports

•

Local shipping fleets

•

Graders, Contractors and Heavy Industrial

•

Amusement Parks, Universities and school buses

Research and Development

The company is currently focused on increasing capacity of its existing refinery. While capacity increases, the company will also be pursuing two new methods of conversion, one mechanical, which has already been proven, and the other chemical, which is still in testing stages. The purpose of the new technology is to increase efficiency, decrease costs, provide for the use of less expensive and more available feedstocks, and potentially convert to a renewable fuel for anticipated future governmental mandates. No funds have been expended on research and development to date and the cost over the next three years is approximately $500,000.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not yet have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Richard B. Carter, Esq.	47	President, CEO, and Director	2010-Current
Joe Spadafore	56	Secretary, Treasurer and Director	2010-Current

On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director of BookMerge Technologies Inc. to the position of President and CEO and will hold the position of Chief Financial Officer. Mr. Carter, age 47, in charge of finances, human resources, state and federal compliance permits and licenses and all other financial and legal aspects of Extreme Green Technologies Inc. (EGT). Mr. Carter owned his own law firm and real estate sales/consulting group for several years and sold the practice to co-found EGT. Prior to owning his own firm, Rick was a partner with a large Orange County law firm specializing in defending businesses, insurance companies and high net worth individuals in multi-million dollar businesses, contractual and tort litigated cases. Rick was in charge of the construction defect department for the five California offices of the firm and supervised the associate attorneys and staff. Rick worked his way through the ranks from administrative assistant to handling payroll, payables, billing and financial statements before becoming a law clerk, then associate attorney and eventually partner during his 17 year tenure with the law firm. Rick is a licensed Attorney at Law and Real Estate Broker with Juris Doctor and Bachelors in the Science of Law degrees along with completion of UCI Graduates classes for light construction and development financing, in addition to ongoing biodiesel, legal, real estate continuing education. Mr. Carter’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, to the position of Corporate Secretary and Treasurer. Joe has extensive experience in business and multi-million dollar real estate transactions. Most recently, Joe has been ranked in the top ½ percent of all Prudential California Realty agents nationwide, specializing multi-million dollar residences for over 17 years. Joe employs and supervised up to 15 agents with his wife. Joe previously owned retail liquor stores for several years while also working as a police officer and hostage negotiator for the City of Los Angeles for 15 years.  As part of his focus on ecological commercial development that enhance his real estate practice, Mr. Spadafore became disenchanted with the American dependence on foreign oil, the funding of American problems overseas and the effect on our economy.  In 2007, he decided to turn his attention to eliminating these problems and co-founded EGT. Mr. Spadafore, age 53, is in charge of marketing, sales and over-all general operations of EGT. Joe has successfully negotiated contracts with numerous restaurants and food manufacturers for the collection of waste vegetable oil and brown grease interceptor/grease trap services. The brown grease interceptor/trap business provides EGT with additional cash flow and additional waste oil accounts. Joe has also negotiated a deal with an existing algae oil production company that has successfully tested algae oil for use in biodiesel. Mr. Spadafore’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, 54, and Richard Carter, 47, Directors of BookMerge Technologies Inc., to serve in the position vacated by Mr. Wayne A Doss. This appointment was also ratified by the majority shareholders of the company.  Mr. Spadafore is a graduate of Cypress College, California Diesel School as a diesel engine technician, City of Los Angeles Police Department basic and advanced post Certificates with duties during a 15 year tenure including Hostage Negotiation, among others.  Mr. Spadafore has extensive business experience and his specific knowledge of the Bio Diesel/Fuel market along with his accomplishments will enhance the company operational business and his vision of the future for the company will be an asset to the Board of Directors. Mr. Carter is a graduate of Western State University, College of Law with a Juris Doctor and Bachelor at Science of Law degrees with certifications in light real estate development and financing from the University of California, Irvine. Mr. Carter holds an Attorney at Law license from the State Bar of California and a Real Estate Broker license from the California Department of Real Estate and enjoys the same vision as Mr. Spadafore.

DESCRIPTION OF PROPERTY

We use a corporate office located at 1560 N. Maple St. Corona, CA 92880. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

To the best of our knowledge, none of our officers and directors have not been convicted in a criminal proceeding.

To the best of our knowledge, none of our officers and directors have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of our knowledge, none of our officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

To the best of our knowledge, no officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Richard Carter, Esq	2010	44,250	-	-	-	-	-	44,250
Officer and Director	2009	-	-	-	-	-	-	-
Joe Spadafore	2010	44,250	-	-	-	-	-	-
Officer and Director	2009	-	-	-	-	-	-	44,250

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to the company, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since the company’s incorporation we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group as of the date of this prospectus.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	% of Class

Common	Richard B. Carter, Esq., President and Director	25,008,500	25.8%
Common	Joseph Spadafore, Secretary and Director	25,008,500	25.8%
Common	Steve Hayden	19,501,000	20.15%
	All Directors and Officers as a group (2 persons)		50.16

DESCRIPTION OF PROPERTY

The Company leases its facility in Corona California. The lease amount is $9,006.00  per month and the lease is for a period of three years with a two year option at the current rate. The lease was entered into on February 15, 2008 and is currently under renewal negotiations under current market rates expected to reduce the lease amount to approximately $7,000 per month .

CONSOLIDATED AUDITED FINANCIALS

EXTREME GREEN TECHNOLOGIES INC.
BALANCE SHEET
as at December 31, 2009 and 2008

	2009	2008
ASSETS

Current Assets
Cash and cash equivalents	$-	$36,155
Accounts Receivable	1,184	9,378
Inventory	82,735	92,875
Subscriptions Receivable	-	50,000
Total Current Assets	83,919	188,408

Property plant and equipment,
Net of accumulated depreciation	831,061	896,138

Other Assets
Notes Receivable	40,000	75,000
Deposits	18,036	18,036
Construction Work in Process	-	6,610

Total Other Assets	18,036	99,646

TOTAL ASSETS	$973,016	$1,184,192

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank overdraft	$3,857	$-
Accounts payable and accrued expenses	152,256	67,716
Credit Cards	39,127	41,244
Bank Line of Credit	49,965	49,874
Current portion, long term debt	6,998	6,157
Total Current Liabilities	252,203	164,991

Long Term Debt
Obligation under capital lease	625	7,622

Other Liabilities
Note Payable	65,000	-
Shareholder Loans	52,000	-
Total Other Liabilities	117,000	-

Total Liabilities	369,828	172,613

Stockholders' Equity
Common Stock, $0.001 par value, authorized
100,000,000; issued and outstanding
21,311,000 as at December 31, 2009
18,300,000 as at December 31, 2008	21,311	18,300
Additional paid-in capital	1,594,989	1,557,000
Deficit	(118,993)	(118,993)
Accumulated Deficit in the Development Stage	(894,119)	(444,728)
Total Stockholders' Equity	603,188	1,011,579

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$973,016	$1,184,192

EXTREME GREEN TECHNOLOGIES INC.
STATEMENT OF OPERATIONS

			Period from
			Inception
	For the year ended		Jan. 1, 2008
	December 31,		to Dec. 31,
	2009	2008	2009

Revenues	$71,100	$885,221	$956,321
Cost of Sales	105,737	535,631	641,368

Gross Profit	(34,637)	349,590	314,953

Selling, General and Administrative Expenses
Advertising and Marketing	13,965	21,536	35,501
Occupancy Costs	108,022	90,717	198,739
Salaries and wages	51,039	115,613	166,652
Consulting	30,000	300,000	330,000
Legal and professional fees	13,748	59,752	73,500
Other selling, general and administrative Expenses	180,079	192,547	372,626
	396,853	780,165	1,177,018

Net Income before other income and expenses	(431,490)	(430,575)	(862,065)

Other Income and expenses
Interest income	21	1,122	1,143
Other income	-	6,168	6,168
Interest expense	(17,922)	(21,443)	(39,365)
	(17,901)	(14,153)	(32,054)

Net Income	$(449,391)	$(444,728)	$(894,119)
Basic and dilutive earnings per share	$(0.02)	$(0.05)

Weighted average number
of shares outstanding	18,435,844	8,292,333

EXTREME GREEN TECHNOLOGIES INC.
STATEMENT OF CASH FLOWS
			Period from
			Inception
	For the year ended		Jan. 1, 2008
	December 31,		to Dec. 31,
	2009	2008	2009
Cash Flows from Operating Activities
Net Income after taxes	$(449,391)	$(444,728)	$(894,119)
Adjustments to reconcile net loss to net cash
used by operations
Depreciation	91,626	10,581	102,207
Non cash issue of stock for services	30,000	300,000	330,000
Non cash issue of stock for debt	-	1,155,000	1,155,000
Change in operating assets and liabilities:
Accounts Receivable	8,194	(9,378)	(1,184)
Accounts Payable and accrued expenses	84,540	67,716	152,256
Current portion long term debt	841	6,157	6,998
Credit Cards	(2,117)	41,244	39,127
Inventory	10,140	(92,875)	(82,735)
Deposits	-	(18,036)	(18,036)
Subscriptions Receivable	50,000	(50,000)	-
Construction work in process	6,610	(6,610)	-
Net Cash provided by Operating Activities	(169,557)	959,071	789,514
Cash Flows from Investing Activities
Purchase of Property and Equipment	(26,549)	(906,719)	(933,268)
Net Cash (used by) Investing Activities	(26,549)	(906,719)	(933,268)
Cash Flows from Financing Activities
Bank overdraft	3,857	-	3,857
Bank Line of Credit	91	49,874	49,965
Purchase of note receivable	(40,000)	(75,000)	(40,000)
Collection of note receivable	75,000	-
Proceeeds/repayment of long term debt	(6,997)	7,622	625
Proceeds/repayment of notes payable	65,000	(500,000)	(435,000)
Proceeds of stockholder loans	52,000	-	52,000
Stock sold for cash	11,000	100,000	111,000
Contributed Capital	-	200	200
Net Cash (used by) Financing Activities	159,951	(417,304)	(257,353)
Net increase (decrease) in cash	(36,155)	(364,952)	(401,107)
Cash and cash equivalents, beginning of period	36,155	401,107	401,107

Cash and cash equivalents, end of period	$-	$36,155	$-

Supplemental disclosure of cash flow information
Income taxes paid	$800	$800
Interest paid	$-	$-

EXTREME GREEN TECHNOLOGIES INC .
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from January 31, 2008 (Inception) to December 31,2010

					Accumulated
			Additional		Deficit during	Stockholders'
	Common Stock		Paid-in	Accumulated	Development	Equity (Deficit)
	Shares	Amount	Capital	Deficit	Phase	Total

Balances at January 1, 2008	6,000,000	$6,000	$14,300	$(118,993)	$-	$(98,693)

Sep. 26, 2008-Debt converted to stock	3,000,000	3,000	602,000	-	-	605,000
Sep. 26, 2008-stock issued for services	3,000,000	3,000	137,000	-	-	140,000
Sep. 26, 2008-stock issued for services	3,000,000	3,000	137,000	-	-	140,000
Oct. 31, 2008-Stock issued for cash	50,000	50	49,950	-	-	50,000
Nov. 4, 2008-Stock issued for services	100,000	100	9,900	-	-	10,000
Nov. 14, 2008-Stock issued for cash	50,000	50	49,950	-	-	50,000
Nov. 14,2008-Stock issued for services	100,000	100	9,900	-	-	10,000
Dec. 31, 2008-Debt converted to stock	3,000,000	3,000	547,000	-	-	550,000
Net loss for the year	-	-	-	-	(444,728)	(444,728)

Balances at December 31, 2008	18,300,000	$18,300	$1,557,000	$(118,993)	$(444,728)	$1,011,579

Jan 6, 2009-Stock issued for cash	6,000	6	5,994	-	-	6,000
Jan 6, 2009-Stock issued for cash	5,000	5	4,995	-	-	5,000
Dec. 15, 2009-Stock issued for services	3,000,000	3,000	27,000	-	-	30,000
Net loss for the year	-	-	-	-	(449,391)	(449,391)

Balances at December 31, 2009	21,311,000	$21,311	$1,594,989	$(118,993)	$(894,119)	$603,188

EXTREME GREEN TECHNOLOGIES, INC. dba EXTREME BIODIESEL (EGT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 31, 2008

AND DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Extreme Green Technologies, Inc. dba Extreme Biodiesel (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has realized revenues in 2008 and 2009 from its planned principal business purpose and is an ongoing concern. The financials were audited by a licensed PCAOB accounting firm.

Organization, Nature of Business and Trade Name

BookMerge Technology, Inc. is a development stage company that was incorporated on February 28, 2008. On October 11, 2010, BookMerge signed an agreement and acquired 51% controlling interest in Extreme Green Technologies, Inc. dba Extreme Biodiesel (EGT). On November 29, 2010, BookMerge issued a stock exchange with the remaining 49% share-holders of Extreme Green Technologies to complete the 100% acquisition.

The Board of Directors approved on October 11, 2010 the Purchase Agreement between BookMerge Technologies and EGT., whereas, BookMerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of EGT, currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GPS) shareholders will exchange 51% of their shares of common stock; one share of EGT for .5 shares of BookMerge Technologies Inc., rule 144 restricted common stock. BookMerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control BookMerge Technologies Inc. plans to take operational control of  EGT via shareholder approval and operate the company under BookMerge Technologies Inc. managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), BookMerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. BookMerge will issue 15,655,500 shares of BookMerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of BookMerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc.

EGT is organized under the laws of the State of Nevada on Dec.12, 2003 and qualified to do business in California November 7, 2007. Extreme Biodiesel began selling home bio-diesel processors in June 20, 2004 in Santa Ana, CA. EGT acquired the assets of Extreme Biodiesel on December 31, 2007. On February 15, 2008, EGT moved to its 11,400 sq .ft. facility in Corona, CA.and erected its large refinery capable of producing 700,000 gallons of bio-diesel annually with expansion capabilities to 7,000,000/year, in addition to continuing to sell home bio-diesel processors.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and it subsidiaries. All intercompany accounts and transactions have been eliminated.

Reclassification

Certain reclassifications that have no effect on net income (loss) have been made in the prior period financial statements to conform to the current presentation.

EXTREME GREEN TECHNOLOGIES, INC. dba EXTREME BIODIESEL (EGT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 31, 2008

AND DECEMBER 31, 2009

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Restricted cash

The Company offered on a best-efforts basis a minimum of 400,000 and a maximum of 4,500,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering were payable to Extreme Green Technologies.  All subscription funds are held in a non-interest or minimum interest bearing account.

The Company has sold a total of 4,500,000 shares of common stock under this pursuant as of December 31, 2010 and the resulted proceed of $225,000 held as cash and used in completion of the BookMerge/EGT merger and operating expenses.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds

Revenue Recognition

The Company has been an ongoing concern since October 17, 2007 and has ongoing sales since inception to present. The Company generated revenue amounted to $885,221 in 2008 and $71,100 in 2009 due to the economic downturn. 2010 Revenues are estimated to be in excess of 2009 totals, which are currently being audited by the PCAOB accounting firm.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses. There was advertising expense of $21,536 in 2008, $13,965 in 2009 and an estimated $5,024 for 2010.

EXTREME GREEN TECHNOLOGIES, INC. dba EXTREME BIODIESEL (EGT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 31, 2008

AND DECEMBER 31, 2009

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Extreme Green Technologies, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Extreme Green Technologies, Inc.’s  financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001. Currently, 95,746,000  shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

On July 1, 2009, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) became the sole source of authoritative Generally Accepted Accounting Principles (“GAAP”) literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies.

This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. This pronouncement has no effect on this Company’s financial reporting at this time.

EXTREME GREEN TECHNOLOGIES, INC. dba EXTREME BIODIESEL (EGT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 31, 2008

AND DECEMBER 31, 2009

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.”   SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary.  The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent.  The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labeled for the parent and the non-controlling entity, on the face of the consolidated statement of income.  When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value.  Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment.  The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008.  It cannot be adopted earlier but, once adopted, is to be applied retroactively.  This pronouncement has no effect on this Company’s financial reporting at this time.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141(R)”) and SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of non-controlling interests in consolidated financial statements.

The provisions of SFAS 141 (R) and SFAS 160 are effective for the fiscal year beginning April 1, 2009.  The adoption of SFAS 141(R) and SFAS 160 has not impacted the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential properties for rezoning and resale and other business opportunities from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in property acquisitions. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” There are no potentially dilutive securities or derivative instruments outstanding as of December 31, 2010 or 2009.

EXTREME GREEN TECHNOLOGIES, INC. dba EXTREME BIODIESEL (EGT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 31, 2008

AND DECEMBER 31, 2009

NOTE D – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Net deferred tax assets consist of the following components from Inception  to December 31, 2008 and year fiscal year end Dcember 31, 2009:

	2009	2008
Deferred tax assets NOL Carryover	$449,391	$444,728
Valuations Allowance	(449,391)	(444,728)
Net Deferred Tax Asset	$0	$0

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended December 31, 2009 due to the following:

On December 31, 2008, the Company had an operating loss carry forward of $444,728. On December 31, 2009, the Company had an operating loss carry forward of $449,391. These operating losses can be used as an offset against future taxable income. No tax benefit has been reported in the December 31, 2008 and December 31, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

NOTE E – RELATED PARTY TRANSACTIONS

In November 2010, the Company issued Twenty Five Million Eight Thousand Five Hundred (25,008,500) Shares of restricted common stock each to the President and Secretary to acquire their interests in EGT, at a par value of .001.

The major shareholder advanced $3,500 to the Company for legal and professional fee for the year ended December 31, 2009. This non-interest bearing advance is due on demand and the balance was $3,500 at March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 25, 2011

By: /s/ Richard B. Carter

Name:  Richard B. Carter, Esq.

Title: President

EXHIBIT INDEX

No.	Exhibits
99.1	Purchase Agreement